UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 30, 2007
NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West
Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting held on August 30, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of NCI Building Systems, Inc. (“NCI”) took the following actions:

(e)	Material Compensatory Plan, Contract or Arrangement.
Amendment and Restatement of Deferred Compensation Plan.
     The Committee approved an amendment to NCI’s Deferred Compensation Plan (as amended, the “Plan”). The Plan was amended to define “Retirement” as separation from service from NCI after age 59 1/2, with twenty-five years of service to NCI.
Form of Employment Agreement.
     The Committee approved, for certain executive officers, a form of Employment Agreement in order to provide security to such officers in the event of a change of control of NCI. The terms of the form of the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Report, are hereby incorporated by reference into this Item 5.02(e).

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

10.1	Form of Employment Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Frances Hawes
	Name:	Frances Hawes
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: September 5, 2007

Exhibit Index

Exhibit
Number	Description

10.1	Form of Employment Agreement.